Exhibit 99.1

Concrete Pumping Holdings Reports Second Quarter Fiscal Year 2019 Results

DENVER, CO – June 10, 2019 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company” or “CPH”), the leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K. markets, today reported financial results for the second fiscal quarter ended April 30, 2019.

Second Quarter Fiscal Year 2019 vs. Second Quarter Fiscal Year 2018

●	Revenue increased 10% to $62.0 million.
●	Gross margin was 39.3% compared to 43.3%.
●

Net loss attributable to common shareholders was $10.1 million, or $(0.35) per basic and diluted share, compared to net income attributable to common shareholders of $3.3 million, or $0.39 per diluted share.

●	Adjusted EBITDA[1] increased slightly to $17.9 million.

Management Commentary

“The last few months have been extremely productive and eventful for our organization, and was capped by 10% revenue growth in the second quarter,” said Concrete Pumping Holdings CEO Bruce Young. “We saw revenue growth across all our segments as we experienced broad end-market strength in the U.S., solid price and volume increases in the U.K., and we expanded our Eco-Pan footprint to 16 locations from 14 at the end of last quarter. This was somewhat offset by the continued strengthening of the U.S. dollar on the U.K. segment’s reported results, as well as continued adverse weather in our U.S. West coast region, largely within Eco-Pan’s high-volume, mature markets.

“In the last few months we completed several strategic transactions, including the acquisition of Capital Pumping and Atlas Concrete Pumping, the successful exchange of 62% of our outstanding warrants, and the completion of our follow-on equity offering, which raised $78.2 million in net proceeds that were largely used to fund the acquisition of Capital Pumping. All of these transactions support our strategic growth plan and we believe position us well to drive long-term shareholder value.

“Looking ahead, we will be focused on the integration of Capital Pumping onto our platform and into our extensive network, which we expect will help drive efficiencies and synergies across the combined business, as well as continue to optimize utilization and generate organic growth across our legacy operations. We believe that we have the right team in place to successfully execute on our strategic plan and I am excited for this next phase to unfold.”

Second Quarter Fiscal Year 2019 Financial Results

Revenue in the second quarter of fiscal year 2019 increased 10% to $62.0 million compared to $56.4 million in the year-ago quarter. The increase was largely due to growth across all of the Company’s segments from higher construction activity and the benefit from the acquisition of Richard O’Brien Companies (“O’Brien Acquisition”) in April 2018. This was partially offset by continued adverse weather conditions across the U.S. West coast region and the effect of the strengthening U.S. Dollar on the U.K. segment’s reported results.

Gross profit in the second quarter of fiscal year 2019 was $24.4 million, flat compared to the year-ago quarter. Gross margin was 39.3% compared to 43.3% in the year-ago quarter. The decline in gross margin was primarily due to the step-up in depreciation related to the business combination with Industrea Acquisition Corp. (“Business Combination”) in December 2018, as depreciation expense related to pumping equipment is included in cost of operations.

[1] Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Adjusted EBITDA is not pro forma for acquisitions. See “Non-GAAP Financial Measures” below for a discussion of the definition of this measure and reconciliation of such measure to its most comparable GAAP measure.

General and administrative expenses in the second quarter of fiscal year 2019 were $21.9 million compared to $12.4 million in the year-ago quarter. As a percent of revenue, general and administrative expenses were 35.3% compared to 22.0% last year. The increase was largely due to $5.1 million of higher amortization expense caused by the step-up in fair value of certain intangible assets related to the Business Combination and a $2.3 million increase in public company-related expenses.

Net loss attributable to common shareholders in the second quarter of fiscal year 2019 was $10.1 million, or $(0.35) per basic and diluted share, compared to net income attributable to common shareholders of $3.3 million, or $0.39 per diluted share, in the year-ago quarter. The decline was primarily driven by an increase in depreciation and amortization expense related to the Business Combination and higher interest expense due to increased year-over-year debt levels.

Adjusted EBITDA1 (a non-GAAP financial measure that is not pro forma for acquisitions and is defined below) in the second quarter of fiscal year 2019 increased slightly to $17.9 million compared to $17.7 million in the year-ago quarter.

As of April 30, 2019, the Company had $2.9 million of cash and $366.9 million of total outstanding debt compared to $8.6 million of cash and $237.1 million of total outstanding debt at October 31, 2018. On completion of the Business Combination, all of the Predecessor’s debt was extinguished, and the Company entered into a term loan agreement and an asset-based lending credit agreement, resulting in the increased level of debt.

Segment Results

U.S. Concrete Pumping – Brundage-Bone. Revenue in the second quarter of fiscal year 2019 increased 13% to $42.5 million compared to $37.7 million in the year-ago quarter. The increase was largely due to the O’Brien Acquisition and improved construction activity across the majority of CPH’s end markets. This was partially offset by continued adverse weather conditions in the U.S. West coast region.

U.K. Concrete Pumping – Camfaud. Revenue in the second quarter of fiscal year 2019 increased 5% to $12.7 million compared to $12.1 million in the year-ago quarter. The increase was driven by improved utilization rates, which were partially offset by the continued strengthening of the U.S. dollar. On a constant currency basis, revenue increased 13% compared to the year-ago quarter.

Concrete Waste Management Services – Eco-Pan. Revenue in the second quarter of fiscal year 2019 increased 2% to $6.8 million compared to $6.6 million in the year-ago quarter. The increase was driven by the continued expansion of Eco-Pan’s service offering but was largely offset by continued adverse weather conditions in the West coast region, one of its high-volume, mature markets.

Conference Call

The Company will hold a conference call today at 10:00 a.m. Eastern time to discuss its second quarter fiscal year 2019 results.

Date: Monday, June 10, 2019

Time: 10:00 a.m. Eastern time (8:00 a.m. Mountain time)

Toll-free dial-in number: 1-877-407-9039

International dial-in number: 1-201-689-8470

Conference ID: 13691417

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.concretepumpingholdings.com.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through July 1, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13691417

About Concrete Pumping Holdings

The Company is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, operating under the only established, national brands in both markets (Brundage-Bone and Camfaud, respectively). The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. The Company is also the leading provider of concrete waste management services in the U.S. market, operating under the only established, national brand – Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of April 30, 2019, the Company provided concrete pumping services in the U.S. from a footprint of 80 locations across 22 states, concrete pumping services in the U.K. from 29 locations, and route-based concrete waste management services from 16 locations in the U.S. For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Forward‐Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; the ability to realize the expected benefits from the acquisitions of Capital Pumping; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The Company believes that this non-GAAP financial measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management also uses this non-GAAP financial measure to compare the Company’s performance to that of prior periods for trend analyses, determining incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is also used in quarterly financial reports prepared for the Company’s board of directors. The Company believes that this non-GAAP measure provides an additional tool for investors to use in evaluating the Company’s ongoing operating results and in comparing the Company’s financial results with competitors who also present similar non-GAAP financial measures.

Adjusted EBITDA is defined as net income calculated in accordance with GAAP plus interest expense, income taxes, depreciation, amortization, transaction expenses, gain (loss) on sale of assets, non-recurring adjustments, management fees and other one-time and non-operational expenses. Adjusted EBITDA is not pro forma for acquisitions.

The following tables reconcile Adjusted EBITDA to net income (loss) calculated in accordance with GAAP. Current and prospective investors should review the Company’s audited financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate the Company’s business. Other companies may calculate Adjusted EBITDA differently and therefore this measure may not be directly comparable to similarly titled measures of other companies.

As the underlying business and financial results of the Successor and Predecessor entities are expected to be largely consistent, excluding the impact on certain financial statement line items that were impacted by the Business Combination, management has combined the second quarter of fiscal year 2019 results of the Predecessor and Successor periods for comparability in certain tables below. Accordingly, in addition to presenting our results of operations as reported in our consolidated financial statements in accordance with GAAP, the tables below present the non-GAAP combined results for the second quarter of fiscal year 2019.

Presentation of Predecessor and Successor Financial Results

As a result of the Business Combination, the Company is the acquirer for accounting purposes and CPH is the acquiree and accounting predecessor. The Company’s financial statement presentation distinguishes the Company’s presentations into two distinct periods, the period up to the Closing Date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The merger was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired. As a result of the application of the acquisition method of accounting as of the effective time of the Business Combination, the accompanying Consolidated Financial Statements include a black line to distinguish the results for Predecessor and Successor reporting entities shown, as they are presented on a different basis and are therefore, not comparable.

Contact:

Company: Iain Humphries Chief Financial Officer 1-303-289-7497	Investor Relations: Gateway Investor Relations Cody Slach or Jared Filippone, CFA 1-949-574-3860 BBCP@gatewayir.com

Concrete Pumping Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

	Successor	Predecessor
	April 30,	October 31,
(in thousands, except per share amounts)	2019	2018
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$2,936	$8,621
Trade receivables, net	38,715	40,118
Inventory	3,956	3,810
Prepaid expenses and other current assets	6,775	3,947
Total current assets	52,382	56,496

Property, plant and equipment, net	244,864	201,915
Intangible assets, net	210,615	36,429
Goodwill	237,438	74,656
Other non-current assets	1,294	-
Deferred financing costs	1,083	648
Total assets	$747,676	$370,144

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Revolving loan	$31,849	$62,987
Term loans, current portion	17,850	-
Current portion of capital lease obligations	88	85
Accounts payable	6,796	5,192
Accrued payroll and payroll expenses	6,597	6,705
Accrued expenses and other current liabilities	23,410	18,830
Income taxes payable	3,188	1,152
Deferred consideration	1,463	1,458
Total current liabilities	91,241	96,409

Long term debt, net of discount for deferred financing costs	316,554	173,470
Capital lease obligations, less current portion	523	568
Deferred income taxes	75,858	39,005
Total liabilities	484,176	309,452

Redeemable preferred stock, $0.001 par value, 2,342,264 shares issued and outstanding as of October 31, 2018 (liquidation preference of $11,239,060)	-	14,672
Zero-dividend convertible perpetual preferred stock, $0.0001 par value, 2,450,980 shares issued and outstanding as of April 30, 2019	25,000	-

Stockholders' equity
Common stock, $0.001 par value, 15,000,000 shares authorized, 7,576,289 shares issued and outstanding as of October 31, 2018		8
Common stock, $0.0001 par value, 500,000,000 shares authorized, 34,399,559 shares issued and outstanding as of April 30, 2019	4	-
Additional paid-in capital	269,846	18,724
Accumulated other comprehensive income	(1,906)	584
(Accumulated deficit) retained earnings	(29,444)	26,704
Total stockholders' equity	238,500	46,020

Total liabilities and stockholders' equity	$747,676	$370,144

Concrete Pumping Holdings, Inc. and Subsidiaries
Consolidated Income Statements

	Successor	Predecessor	Successor	Predecessor	Successor / Predecessor Combined (non-GAAP)	Predecessor
(in thousands, except share and per share amounts)	Three Months Ended April 30, 2019	Three Months Ended April 30, 2018	December 6, 2018 through April 30, 2019	November 1, 2018 through December 5, 2018	Six Months Ended April 30, 2019	Six Months Ended April 30, 2018

Revenue	$61,988	$56,404	$95,958	$24,396	$120,354	$109,206
Cost of operations	37,628	31,963	58,731	14,027	72,758	61,964
Gross profit	24,360	24,441	37,227	10,369	47,596	47,242
Gross margin	39.3%	43.3%	38.8%	42.5%	39.5%	43.3%

General and administrative expenses	21,853	12,385	35,534	4,936	40,470	26,089
Transaction costs	1,282	1,117	1,282	14,167	15,449	1,125
(Loss) income from operations	1,225	10,939	411	(8,734)	(8,323)	20,027

Interest expense, net	(9,318)	(5,126)	(14,910)	(1,644)	(16,554)	(10,213)
Loss on extinguishment of debt	-	-	-	(16,395)	(16,395)	-
Other income, net	20	8	31	6	37	20
(Loss) income before income taxes	(8,073)	5,821	(14,468)	(26,767)	(41,235)	9,834

Income tax (expense) benefit	1,572	1,210	(1,193)	(4,192)	(5,385)	(12,334)
Net (loss) income	(9,645)	4,611	(13,275)	(22,575)	(35,850)	22,168

Less preferred shares dividends	(434)	(342)	(703)	(126)		(684)
Less undistributed earnings allocated to preferred shares	-	(1,008)	-	-		(5,073)

Undistributed (loss) income available to common shareholders	$(10,079)	$3,261	$(13,978)	$(22,701)		$16,411

Weighted average common shares outstanding
Basic	29,166,165	7,576,289	29,043,174	7,576,289		7,576,289
Diluted	29,166,165	8,392,781	29,043,174	7,576,289		8,392,781

Net (loss) income per common share
Basic	$(0.35)	$0.43	$(0.48)	$(3.00)		$2.17
Diluted	$(0.35)	$0.39	$(0.48)	$(3.00)		$1.96

Concrete Pumping Holdings, Inc. and Subsidiaries
Segment Revenue

	Successor	Predecessor	Change
(in thousands)	Three Months Ended April 30, 2019	Three Months Ended April 30, 2018	$	%
Brundage-Bone	$42,548	$37,717	$4,831	12.8%
Camfaud	12,689	12,100	589	4.9%
Eco-Pan	6,751	6,587	164	2.5%
	$61,988	$56,404	$5,584	9.9%

	Successor	Predecessor	S/P Combined (non-GAAP)	Predecessor	Change
(in thousands)	December 6, 2018 through April 30, 2019	November 1, 2018 through December 5, 2018	Six Months Ended April 30, 2019	Six Months Ended April 30, 2018	$	%
Brundage-Bone	$66,615	$16,624	$83,239	$73,136	$10,103	13.8%
Camfaud	18,504	5,143	23,647	22,828	819	3.6%
Eco-Pan	10,839	2,629	13,468	13,242	226	1.7%
	$95,958	$24,396	$120,354	$109,206	$11,148	10.2%

Concrete Pumping Holdings, Inc. and Subsidiaries
Segment Adjusted EBITDA

	Successor	Predecessor	Change
(in thousands, except percentages)	Three Months Ended April 30, 2019	Three Months Ended April 30, 2018	$	%
Brundage-Bone	$10,444	$9,538	906	9.5%
Camfaud	4,081	3,939	142	3.6%
Eco-Pan	2,977	3,620	(643)	-17.8%
Corporate	371	626	(255)	-40.7%
	$17,873	$17,723	$150	0.8%

	Successor	Predecessor	S/P Combined (non-GAAP)	Predecessor	Change
(in thousands, except percentages)	December 6, 2018 through April 30, 2019	November 1, 2018 through December 5, 2018	Six months ended April 30, 2019	Six months ended April 30, 2018	$	%
Brundage-Bone	$15,178	$5,891	$21,069	$19,481	1,588	8.2%
Camfaud	4,566	2,521	7,087	6,788	299	4.4%
Eco-Pan	4,681	999	5,680	6,574	(894)	-13.6%
Corporate	1,008	177	1,185	1,250	(65)	-5.2%
	$25,433	$9,588	$35,021	$34,093	$928	2.7%

Concrete Pumping Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Reported EBITDA to Adjusted EBITDA

	Successor	Predecessor	Successor	Predecessor	S/P Combined (non-GAAP)	Predecessor
(dollars in thousands)	Three Months Ended April 30, 2019	Three Months Ended April 30, 2018	December 6, 2018 through April 30, 2019	November 1, 2018 through December 5, 2018	Six months ended April 30, 2019	Six months ended April 30, 2018
Statement of operations information:
Net income (loss)	$(9,645)	$4,611	$(13,275)	$(22,575)	$(35,850)	$22,168
Interest expense, net	9,318	5,126	14,910	1,644	16,554	10,213
Income tax expense (benefit)	1,572	1,210	(1,193)	(4,192)	(5,385)	(12,334)
Depreciation and amortization	12,132	6,138	20,506	2,713	23,219	12,088
EBITDA	13,377	17,085	20,948	(22,410)	(1,462)	32,135
Transaction expenses	1,282	1,117	1,282	14,167	15,449	1,125
Loss on debt extinguishment	-	-	-	16,395	16,395	-
Other expense (income)	(20)	(8)	(31)	(6)	(37)	(20)
Other adjustments	3,234	(471)	3,234	1,442	4,676	853
Adjusted EBITDA	$17,873	$17,723	$25,433	$9,588	$35,021	$34,093